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September 28, 2004

Inergy, L.P.

Inergy Finance Corp.

Inergy Propane, LLC

Inergy Acquisition Company, LLC

Inergy Sales & Service, Inc.

L & L Transportation, LLC

Inergy Transportation, LLC

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

Re:	Inergy, L.P.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Inergy, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) by the Partnership and the other co-registrants identified in the Registration Statement on Form S-3 (No. 333-118941) (the “Registration Statement”), of the offer and sale by the Partnership and the other applicable co-registrants from time to time, pursuant to Rule 415 under the Securities Act, for an aggregate offering price not to exceed $625,000,000, of:

(1) common units representing limited partner interests in the Partnership (the “Common Units”);

(2) partnership securities consisting of any class or series of limited partnership interests or other equity securities in the Partnership (the “Partnership Securities”);

(3) debt securities, which may be co-issued by the Partnership and Inergy Finance Corp., a Delaware corporation (“Inergy Finance”), in one or more series, consisting of notes, debentures or other evidences of indebtedness (collectively, the “Debt Securities”); and

(4) guarantees (the “Guarantees”) of the Debt Securities by Inergy Propane, LLC, a Delaware limited liability company, Inergy Acquisition Company, LLC, a Delaware limited liability company, Inergy Sales & Service, Inc., a Delaware corporation, L & L Transportation, LLC, a Delaware limited liability company, and Inergy Transportation, LLC, a Delaware limited liability company (collectively, the “Guarantors”).

Inergy, L.P., et al.

September 28, 2004

The Common Units, the Partnership Securities, the Debt Securities and the Guarantees are collectively referred to in this opinion letter as the “Securities.” We have also participated in the preparation of the Registration Statement to which this opinion letter is attached as an exhibit.

As the basis for the opinions expressed in this opinion letter, we have examined (i) the Registration Statement, (ii) the Certificate of Limited Partnership of the Partnership, as amended and corrected to date, (iii) the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 7, 2004, as amended by Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 9, 2004, (iv) the formation documents of Inergy Finance and each of the Guarantors, (v) the form of the Senior Indenture filed as Exhibit 4.4 to the Registration Statement (the “Senior Indenture”), pursuant to which the senior Debt Securities may be issued, (vi) the form of the Subordinated Indenture filed as Exhibit 4.5 to the Registration Statement (the “Subordinated Indenture”), pursuant to which the subordinated Debt Securities may be issued, and (vii) such other instruments and documents as we have deemed necessary or appropriate for purposes of the opinions expressed in this opinion letter. In addition, we have reviewed certain certificates of officers of the general partners of the Partnership, officers of Inergy Finance, Inergy Propane, LLC, Inergy Acquisition Company, LLC, Inergy Sales & Service, Inc., L & L Transportation, LLC and Inergy Transportation, LLC, and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.

In connection with this opinion letter, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, (ii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto, and (v) any securities issuable upon conversion, redemption, exchange or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise.

Based upon the foregoing and subject to the limitations and assumptions set forth in this opinion letter, we are of the opinion that:

1.

With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters, and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of

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the consideration therefor provided for therein, such Common Units will be validly issued and, on the assumption that the holder of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business, such Common Units will be fully paid and nonassessable.

2.	With respect to the Partnership Securities, when (a) the Partnership has taken all necessary action to approve the issuance of such Partnership Securities, the terms of the offering thereof and related matters, and (b) such Partnership Securities have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Partnership Securities will be validly issued and, on the assumption that the holder of such Partnership Securities is not also a general partner of the Partnership and does not participate in the control of the Partnership’s business, such Partnership Securities will be fully paid and nonassessable.

3.	With respect to Debt Securities and Guarantees to be issued under a Senior Indenture, when (a) the Senior Indenture has been duly authorized and validly executed and delivered by the Partnership, Inergy Finance, the Guarantors (if there are any Guarantees) and U.S. Bank National Association, (b) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership, Inergy Finance and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and related Guarantees, the terms of the offering thereof and related matters, and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Inergy Finance and the Guarantors, as applicable, upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Inergy Finance and the Guarantors, as applicable, enforceable against the Partnership, Inergy Finance and the Guarantors, as applicable, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.

With respect to Debt Securities and Guarantees to be issued under a Subordinated Indenture, when (a) the Subordinated Indenture has been duly authorized and validly executed and delivered by the Partnership,

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September 28, 2004

Inergy Finance, the Guarantors (if there are any Guarantees) and U.S. Bank National Association, (b) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership, Inergy Finance and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and related Guarantees, the terms of the offering thereof and related matters, and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Inergy Finance and the Guarantors, as applicable, upon payment (or delivery) of the consideration therefor provided for therein, such Debt Securities and Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Inergy Finance and the Guarantors, as applicable, enforceable against the Partnership, Inergy Finance and the Guarantors, as applicable, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions expressed herein are qualified in the following respects:

(A)	We have assumed, without independent verification, that the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units.

(B)	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(C)	The opinions expressed in this opinion letter are limited in all respects to the laws of the United States of America, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and further consent to the use of our name under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose

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consent is required by Section 7 of the Securities Act or other rules and regulations of the Securities and Exchange Commission issued thereunder.

Respectfully submitted,

/s/ STINSON MORRISON HECKER LLP